Exhibit 5.1

April 17, 2020

Assertio Holdings, Inc.

100 South Sanders Rd., Suite 300

Lake Forest, IL 60045

Re:          Assertio Holdings, Inc.

Registration Statement on Form S-4 (File No. 333-237599)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-4, File No. 333-237599, as amended (the “Registration Statement”), of Assertio Holdings, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the issuance by the Company of up to 43,860,220 shares of the Company’s common stock, par value $0.0001 per share, (the “Shares”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 16, 2020, by and among the Company, Assertio Therapeutics, Inc., a Delaware corporation, Zyla Life Sciences, a Delaware corporation, Zebra Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Alligator Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

April 17, 2020

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP
Gibson, Dunn & Crutcher LLP